UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K/A
Amendment No. 3

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009

HUMAN BIOSYSTEMS
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

0-28413 (Commission File Number)	77-0481056 (IRS Employer Identification No.)
10350 Mission Gorge Road, Santee, California (principal executive offices)	92069 (Zip Code)

(714) 724 3355
(Registrant’s telephone number, including area code)

1127 Harker Avenue, Palo Alto, California 94301

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

Item 1.01.

Entry into a Material Definitive Agreement.

2

Item 2.01.

Completion of Acquisition or Disposition of Assets.

2

Item 3.02.

Unregistered Sales of Equity Securities.

25

Item 5.01.

Changes in Control of Registrant.

25

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

25

Item 9.01.

Financial Statements and Exhibits.

25

EXPLANATORY NOTE

On April 8, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K.  On April 21, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K/A Amendment No. 1.  On May 7, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K/A Amendment No. 2.  This Amendment No. 3 to our Current Report on Form 8-K is being filed to report the closing of the Plan of Merger described in our earlier Current Reports referenced herein.  The filing of this Form 8-K/A, Amendment No. 3, is not an admission that our Form 8-K, or our Form 8-K/A Amendment Nos. 1 and 2, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Current Report on Form 8-K or our Form 8-K/A Amendment Nos. 1 and 2.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 3, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

Item 1.01.

Entry into a Material Definitive Agreement.

See Item 2.01, below.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On April 3, 2009 (the “Effective Date”), Human BioSystems, a California corporation (“Human BioSystems”), Human BioSystems Acquisition Company, a Nevada corporation (the “Subsidiary”), and San West, Inc., a Nevada corporation (“San West”) entered into a Plan and Agreement of Triangular Merger (the “Plan of Merger”).  On April 7, 2009, Human BioSystems filed an 8-K with respect to the Plan of Merger.  Included in the 8-K, was a copy of the Plan of Merger and a description of the Plan of Merger.  On May 7, 2009, we filed with the Securities and Exchange Commission a Current Report on Form 8-K/A Amendment No. 2.  This Current Report on Form 8-K, Amendment No. 3, is to report the closing of the Plan of Merger on June 5, 2009.

Accounting Treatment; Change of Control.  The Merger is being accounted for as a “reverse merger,” as the stockholders of San West own a majority of the outstanding shares of Human BioSystems Common Stock immediately following the Merger.  San West is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations of San West prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of San West.  Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both Human BioSystems and San West, historical operations of San West and our Human BioSystems operations from the Effective Date of the Merger.  As a result of the issuance of the shares of our Human BioSystems Common Stock pursuant to the Merger, a change in control of Human BioSystems occurred on the Effective Date of the Merger.  Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of Human BioSystems.  Human BioSystems, for the foreseeable future, will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

The Merger

On June 5, 2009, in accordance with the Plan of Merger, San West became a wholly-owned subsidiary of Human BioSystems through a merger with the Subsidiary, and the San West Stockholders received 3.16 shares of the Human BioSystems Common Stock for each issued and outstanding share of San West Common Stock.  As a result, at the Effective Date, in exchange for 100 percent of the outstanding capital stock of San West, the San West Stockholders received 13,079,264 shares of the Human BioSystems Common Stock, which represents approximately 72.26 percent of the Human BioSystems Common Stock following the Merger.  In addition, 817,454 shares of the Human BioSystems Common Stock were issued to Dutchess Advisors, LLC as a finders fee.

On the Effective Date of the Merger, there were 3,995,541 shares of the Human BioSystems Common Stock outstanding owned by the Human BioSystems Stockholders who were not “affiliates” as defined in the Securities Act.  These 3,995,541 shares constituted the “public float” of Human BioSystems prior to the Merger and will continue to represent the only shares of the Human BioSystems Common Stock that are currently eligible for resale under Rule 144.

The shares of Human BioSystems Common Stock issued to the San West Stockholders in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these shares contain a legend stating the same.

Prior to the Merger, there were no material relationships between Human BioSystems or San West, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Changes Resulting from the Merger.  Human BioSystems intends to carry on the business of San West as our sole line of business.  Human BioSystems has relocated its principal executive offices to 10350 Mission Gorge Road, Santee, California 92069, and has a telephone number of (714) 724-3355.

We intend to change our name from Human BioSystems to San West, Inc. and to change our domicile from California to Nevada by means of a merger between Human BioSystems and San West as soon as possible.  San West will be the surviving corporation, and its articles of incorporation and bylaws in existence on the date of such merger will be our articles of incorporation and bylaws going forward.  Copies of the San West articles of incorporation and bylaws are attached to this Current Report as exhibits.

On the effective date of the merger between Human BioSystems and San West to change our domicile from California to Nevada, the separate existence of Human BioSystems will cease and San West as the surviving corporation will succeeded, without other transfer, to all the rights and properties of Human BioSystems and will be subject to all the debts and liabilities of Human BioSystems in the same manner as if San West had itself incurred them.  All rights of creditors and all liens upon the property of each constituent entity were preserved unimpaired, limited in lien to the property affected by such liens immediately prior to such merger.  However, as discussed more fully in this Current Report, all existing options, warrants, employment agreements, and certain other agreements between Human BioSystems and various parties will be terminated and San West will have no liability with respect thereto.  See “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In order to change our name from Human BioSystems to San West, Inc. and to change our domicile from California to Nevada we will need to prepare and send to our stockholders an Information Statement on Schedule 14C as required by the Exchange Act.  We anticipate the mailing of the Information Statement within the next 30 days.  In the meantime, we have filed an assumed name certificate to allow us to operate under the name of “San West, Inc.”

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references in this Current Report to “we,” “us,” “our,” the “company” or “San West” are to the business of San West, Inc.  Inasmuch as we intend to merge our wholly-owned subsidiary, San West, Inc., into Human BioSystems and change our state of incorporation to Nevada from California and our corporate name to San West, Inc. and cease all operations that were formerly conducted by Human BioSystems, the discussion of our business both past and future will be limited to San West, Inc., except where the context may refer to Human BioSystems in certain specific instances.  Further, as a condition of the Merger, all compensation and option agreements with the former officers and directors of Human BioSystems have been terminated.  However, we remain obligated to pay the debts of Human BioSystems reflected on its financial statements as of the date of the Merger.

Change of Control

Effective as of June 5, 2009, a change in control of Human BioSystems occurred.  Prior to the Merger, San West was a privately-held company.  San West was incorporated on July 17, 2001 in the State of Nevada and is located at 10350 Mission Gorge Road, Santee, California 92069.

Business Overview

We design, manufacture, sell and repair off-road buggies, and additionally provide after market performance products and accessories for buggies.  Our products are sold both at our store and online while our buggy repair services are sold and fulfilled at our store.  Our goal is to address the growing demand for off-road vehicles while offering our customers the highest quality products at the most affordable and competitive prices, following up with customer care and support services.

Our plan of growth is to capitalize on the growth of the U.S. market for Chinese made off-road buggies and go karts, as well as to establish master dealer arrangements with leading brands, continue to expand our online sales and to leverage our equity to negotiate and acquire synergistic businesses.

Chinese manufacturers have taken the lead in production of the newest generation of off-road buggies and go karts that are being widely accepted by consumers in the United States resulting in a supply-demand issue in terms of quality repair shops capable of providing adequate support as well as in the development of modification kits and performance add-ons for them.  Our goal is to address this growing demand while offering our customers with the highest quality products at the most affordable and competitive prices, following up with excellent customer care and support services.

Our Industry

Off-road vehicles are a $13.5 billion market, according to the trade journal Off-Road Impact.  Off-road karting uses a four-wheeled powered vehicle designed for off-road use as opposed to the longer established activities of racing go karts used for racing on a paved road circuit.  Off-road karting is now a well established and popular activity with a burgeoning range of vehicles, options and adherents.

Just as the automobile is undergoing evolutionary changes, noticeably in the field of “off-road” use, the smaller recreational vehicles called “go karts” have spawned a new generation of vehicle for off-road use.  The origins of using a go kart sized vehicle for off-road use undoubtedly had many stages of development and claimants whose home-made vehicles were “the first” off-road go karts.  The first manufactured off-road go kart was from Honda who released in 1977 a vehicle they called the “Odyssey,” essentially an off-road go kart with a 250 cc two stroke engine, single seat, and a CVT automatic transmission.  The main differences to the traditional racing go kart were a bigger size of tires (giving greater ground clearance and off-road traction) and a roll cage.

The Odyssey proved to be a very popular vehicle and in 1985, Honda made major upgrades to the Odyssey and released the FL350.  Changes were an improved roll cage, 350 cc engine with electric starter, and a full front and back suspension system.  Then in late 1989, Honda released the FL 400.  In addition to the increased engine size (a liquid cooled 400 cc unit) it was available in an optional two side by side seating configuration and had its suspension improved to handle the extra load.  However, these modifications resulted in an expensive vehicle with disappointing sales which caused Honda to cease manufacture in 1990.

Although today these aging Honda units are still to be found and have an enthusiastic following, their main achievement was to create a pool of enthusiasts alerted to the possibilities of off-road small vehicle fun and keen to develop these possibilities.  Chinese manufacturers have taken the lead in the production of the newest generation of off-road buggies and go karts that are being widely accepted by U.S. consumers resulting in a supply-demand issue in terms of quality repair shops capable of providing adequate support as well as in the development of modification kits and performance add-ons for them.

Our Business Plan

It is our plan to maximize the operating and financial performance of our dealerships by achieving certain efficiencies.  We believe this will enhance internal growth and profitability.  We believe that by consolidating these functions we will be able to reduce overall expenses, simplify dealership management, create economies of scale with leveraged buying power and provide a level of expertise that would otherwise be unavailable to each dealership individually.

Our Primary Service Outlet.  BuggyWorld.net, located in Santee, California, is our primary location to sell buggies, modification parts, and accessories for off-road buggies built in China for the U.S. market.  We currently utilize a “just-in-time” inventory system which reduces our overall inventory expense and risk.  We typically carry about six of each available kit in stock at the time.  Additional parts can typically be received within 24-hours if we are currently out of stock.  We ship all requested kits and products within 72 hours of each order.

Online Strategy.  We have established an online sales presence at www.merchantdirectdepot.com and through Amazon wherein we sell our own products and resell others through strategic partnerships.  We believe that online sales will continue to be an important component of our growth strategy in that the nature of the business provides for greater price elasticity and less inventory risk than is available in a brick-and-mortar environment.

However, we intend to expand our brick and mortar presence to four stores which we expect will position us to negotiate exclusive sales rights on a regional basis for several key brands.  We believe operating leverage through store expansion is critical to our success in securing competitive advantages in the market with leading brand names.

We currently own the rights to the following Internet domains:

•

www.buggyworld.net;

•

www.buggynation.com;

•

www.theoffroadspot.com;

•

www.bmxturbo.com;

•

www.joynerturbo.com;

•

www.roketaturbo.com;

•

www.letzgoracingoffroadcenter.com; and

•

www.letsgoracingoffroadcenter.com.

Acquisition Strategy.  In August 2008, we purchased Buggy World, Inc., located in Santee, California, and now our primary service outlet, for $613,202 which we believe is extremely synergistic to our core offerings.  Buggy World achieved revenue of $1.6 million in sales during 2007 and is particularly well-positioned for growth in the Southern California region, which is our core market as well.  The purchase price was raised through loans from our stockholders and a loan from Cambio Enterprises, Inc.  According to the terms of the sale, we purchased 100 percent of the outstanding shares of Buggy World, Inc., which included all of the assets listed on its books at the time of the sale.  Buggy World, Inc. continues to operate as our wholly-owned subsidiary.  The financial statements attached to this Current Report reflect the activity of San West, Inc. for the years ending December 31, 2008 and 2007 and Buggy World, Inc. for the period from August 15, 2008 through December 31, 2008.

As we acquire new dealerships, we intend to automate as many functions as we can to reduce overall expenses, simplify operations and dealer management and to create economies of scale with leveraged buying power as well as to provide a level of expertise that would otherwise be unavailable to each dealership individually.

We have identified the following strategic components as integral to our overall success and profitability:

•

Sales and Service Effectiveness.  Consumers have become more sophisticated in evaluating and purchasing products, as a result of the wide-spread availability of the Internet and greater access to information, and, as a result, require a more comprehensive offering, as well as intelligent and informative presentations.

•

Competitive Workforce Development.  A significant portion of the compensation we pay to our sales staff is commission based.  We believe that commission-based compensation provides incentive for our salespersons to expend their greatest efforts to sell our products and services.  Since their compensation is directly related to our sales, our ability to hire successful salespersons is conditioned upon their belief that our dealerships will generate significant traffic necessary to maximize sales opportunities.

•

E-Commerce and Mail Order Opportunities.  We have developed e-commerce and mail order strategies for the sales of parts and accessories that are expected to expand our customer base outside of our dealership territories.  We believe that the expansion of our business, over the Internet and through mail order business, will assist us in the development of a national presence and create customer interest to visit one of our stores, as well as create additional opportunities for strategic business relationships with dealerships outside of the territories where our dealerships are located.

Our Products

We specialize in developing and marketing products and services for off-road enthusiasts.  We conduct our business primarily at our facilities in San Diego, California.  We believe that the ratio of online transactions to our total transactions will continue to increase as the Internet population grows

We offer the following products and services to our customers:

•

Buggy sales;

•

Buggy repair;

•

Turbo kits;

•

Suspension work kits;

•

Tires;

•

Rims;

•

Shocks;

•

Spindles; and

•

Pistons.

In addition to product sales, we also provide servicing and repair services for the products we sell as a courtesy to our customers, and third-party products as well.  These services, which are provided by mechanics, include crash repairs (body work) and normal wear and tear installation and repairs such as brake replacement, repair of exhaust systems, shock absorber replacement, battery replacement, oil changes and tune-ups.  We do not have any plans to increase this part of our business, in the future, as we do not believe that servicing and repairs offers any opportunity for producing significant income for our business.

Sales and Marketing

We plan to attend and present at industry tradeshows and also intend to market our products through television, radio, print and outdoor advertising.  Advertising costs will be funded primarily through cooperative advertising programs established by the manufacturers of the products.  Under these programs, most dealers have access to certain capital per unit sold during the previous year.  It is our strategy to acquire and use the maximum amount of advertising funds available to us.

Since our online store has been operated only since 2006, we currently do not have strong brand identity or brand loyalty.  We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our online store and developing additional relationships with suppliers and securing contracts to directly ship our products.  In order to attract customers to our online store and respond to competitive pressures, we may be forced to spend substantial funds to create and maintain brand recognition among consumers and suppliers.  We believe that advertising rates and the cost of our advertising campaigns in particular, could increase substantially in the future.  If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our online store will also depend on our success in consistently providing high-quality products to our customers.  Since we rely on suppliers to directly ship products purchased to our customers, if our suppliers do not ship quickly, or if our consumers do not perceive the products we offer as superior, the value of the our San West brand could be harmed.  Any brand impairment or dilution could decrease the attractiveness of San West to one or more of these groups, which could harm our business, results of operations and financial condition.

Supplier Relationships

We have cultivated and maintained good relationships with our kart and accessory suppliers.  We have a team of employees dedicated to enhancing our relationship with existing suppliers and develop relationships with prospective suppliers.

Competition

The off-road power sports retailing industry is highly competitive with respect to price, service, location and selection.  There are an estimated 4,000 retail stores throughout the United States.  We compete with numerous dealerships in each of our market segments, many of which are large and have significant financial and marketing resources.  We also compete with private market buyers and sellers of used off-road kart dealers that sell used karts and other power sports products, service center chains and independent shops for service and repair business.  Some of these businesses are capable of operating on smaller gross margins than those on which we are capable of operating because they have lower overhead and sales costs.

In many states, dealerships have an exclusive five to 10-mile franchised territory, similar to automobile dealerships.  While franchised territories can sometimes restrict market entry and subsequently market penetration; franchise restrictions can likewise provide protection from over-saturation.

The principal competitive factors include size of customer base, customer loyalty, product breadth, availability of service, pricing and brand recognition.

We believe that the following competitive strengths enable us to compete effectively and to capitalize on the growth of the off-road kart market in the U.S. and distinguish us from our competitors:

•

Exclusivity for Key Brands.  In San Diego, California we have exclusive rights to sell key brands which limits direct competition to our core target consumer base.

•

Excellent Service Infrastructure.  We have the ability to service all makes and models including imports, which enables us to attract and expand our consumer service base and create potential for up-selling.

•

Excellent Sales Force and Comprehensive Customer Service.  We place significant emphasis on technology, personnel and training to facilitate consistently superior customer service and support, which we believe is critical to our long-term success.

Intellectual Property

Our intellectual property rights include trademarks and Internet domain names, discussed above, associated with the names “Buggy Nation,” “Offroad Spot,” “BMS Turbo,” “JoynerTurbo,” “Roketaturbo,” “Letzgoracingoffroadcenter” and “Merchantdirectdepot” and copyright and other rights associated with our websites and other aspects of our business.

We regard our intellectual property as a factor contributing to our success going forward.  We rely on trademark and copyright law, trade secret protection, noncompetition and confidentiality agreements with our employees to protect our intellectual property rights.  We require our employees to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.

In addition, we may depend on certain proprietary information such as sales data, strategies, customer lists, ideas, along with our management’s expertise in assessing potential investments, clients and marketing and other networking services, contracts and service agreements, and as such, our business depends on that proprietary information.  We believe we adequately safeguard this information.

We use the brand name San West Inc. on our online stores.  We do not own or license rights to the products we sell from our online store.  As a result, the products we resell or our brand name may infringe on the intellectual property rights of others, and our assertions of intellectual property rights may not be enforceable or provide protection against competitive products or otherwise be commercially valuable.  Moreover, enforcement of intellectual property rights typically requires time consuming and costly litigation.  It is always possible that others will independently develop substantially similar products.

Government Regulation

Our business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards.  Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property.  Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes.  Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where on-site contamination discharges into waters of the state, including groundwater.  Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities.  Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

Business operations subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels.  Our business is also subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at our properties.  Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates.  Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures on our part, some of which may be material.

Employees

As of March 30, 2009, we had seven employees, all of whom are employed at our Santee, California dealership.  All of our employees were employed on a full-time basis including two executives, one salesperson, one administrative person, two service technicians and one clerical person.  We are not a party to a collective bargaining agreement with our employees and we believe that our relationship with our employees is satisfactory.

We do not currently anticipate that we will hire any additional employees in the next six months.  However, as our operations expand, we will need to employ the persons that we may need.  We do not feel that we would have any difficulty in locating needed help in Southern California.

From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development.  We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Properties

Our principal executive offices are located at 10350 Mission Gorge Road, Santee, California 92020, which is also the office and showroom for our San Diego dealership.  We lease this facility.  On August 12, 2008 we entered into a new lease for this facility, effective as of August 13, 2008 and continuing through July 31, 2013, at a rental rate of $13,500 per month.

Legal Proceedings

We are not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

However, Human BioSystems is engaged in litigation as previously reported in its filings with the SEC.

RISK FACTORS

An investment in our common stock is speculative in nature, involves a high degree of risk, and should not be made by an investor who cannot bear the economic risk of its investment for an indefinite period of time and who cannot afford the loss of its entire investment.  Additional risks and uncertainties currently unknown to us or that we currently deem to be immaterial may also impair our business operations.  If we are unable to prevent events that have a negative effect from occurring, then our business may suffer, and you may lose all or part of your investment in our common stock.  You should carefully consider the following risk factors, as well as other information contained elsewhere in this Current Report, before making an investment.

Risks Relating to Our Business

We are a new company with a brief operating history.  We anticipate that we could lose money in the foreseeable future if we are not able to maintain profitable operations.

We were incorporated in Nevada in July 2001.  We have a brief operating history.  Until the third quarter of 2006, we had minimal operations.  We will encounter difficulties as an early stage company in the highly competitive market for online sales.  We could incur net losses in the foreseeable future if we are unable to anticipate market trends and match our product offerings to consumer buying patterns.  We do not offer a set line of products for sale in our online store, but constantly evaluate market trends and try to adjust our product offerings to meet consumer wants.  Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our products.  To implement our business plan, we will be required to obtain additional financing.  We have not yet located additional financing.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies.  We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future.  It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is doubt that we can continue as an ongoing business for the next 12 months.  Unless we can raise additional capital, we may not be able to achieve our objectives and may have to suspend or cease operations.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We are a development stage company.

Since we have not realized revenues from our planned principal business purpose, we are considered to be in a development state in accordance with SFAS 7, Accounting and Reporting by Development State Enterprises.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy involves identifying popular products that lend themselves for sale in our brick and mortar and our online stores, anticipating consumer trends in selecting products to sell from our online store, and developing our brand image with our target market.  Our ability to implement this business strategy is dependent on our ability to:

•

Predict consumer buying habits;

•

Identify and engage suppliers who will directly ship products;

•

Maintain our online store;

•

Establish brand recognition and customer loyalty; and

•

Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful.  In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions and consumer discretionary spending habits.  Our growth is largely dependent on our ability to successfully implement our business strategy.  Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Our business is subject to the influence of the manufacturers of karts and buggies and the other power sports equipment we sell.

Our dealership and future anticipated dealerships operate pursuant to dealership agreements between each applicable manufacturer (or authorized distributor thereof) and the subsidiaries of the company that operate such dealerships, and we are dependent to a significant extent on our relationship with such manufacturers.  Manufacturers exercise a great degree of control over dealerships, and the dealership agreements provide for termination or non-renewal for a variety of causes.  Actions taken by manufacturers to exploit their superior bargaining position could have a material adverse effect on our business.

We are dependent on the manufacturers of the products we sell.

The success of each of our dealerships is, in large part, dependent upon the overall success of the applicable manufacturers of our motorcycles and other power sports products.  Accordingly, our success is lined to the financial condition, management, marketing, production and distribution capabilities of these manufacturers.  Events, such as labor strikes, that may adversely affect a manufacturer, may also adversely affect our business.  Similarly, the delivery of products from manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods.  Furthermore, any event that causes adverse publicity involving these manufacturers may have an adverse affect on our business regardless of whether such event directly involves any of our dealerships.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote the product offerings in our online store, our business could suffer.

Since our online store has been operated only since 2006, we currently do not have strong brand identity or brand loyalty.  We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our online store and developing additional relationships with suppliers and securing contracts with to directly ship our products.  In order to attract customers to our online store and respond to competitive pressures, we may be forced to spend substantial funds to create and maintain brand recognition among consumers and suppliers.  We believe that advertising rates and the cost of our advertising campaigns in particular, could increase substantially in the future.  If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our online store will also depend on our success in consistently providing high-quality products to our customers.  Since we rely on suppliers to directly ship products purchased to our customers, if our suppliers do not ship quickly, or if our consumers do not perceive the products we offer as superior, the value of the our San West brand could be harmed.  Any brand impairment or dilution could decrease the attractiveness of San West to one or more of these groups, which could harm our business, results of operations and financial condition.

Product liability or other claims could harm our business and ability to operate profitably.

As resellers of products sold to the general public, we face the risk of product liability claims and unfavorable publicity if the use of our products causes injury or has other adverse effects.  We do not currently have product liability insurance; and coverage that we might have may be inadequate to cover all potential product claims.  In addition, in the event that we are able to obtain such insurance, we may not be able to maintain this insurance indefinitely or be able to avoid product liability exposure.

Our product offerings may not be accepted.

We constantly seek to modify our product offerings to match consumer buying trends.  As is typically the case evolving product offerings, anticipate of demand and market acceptance are subject to a high level of uncertainty.  The success of our product offerings primarily depends on the interest of consumers in purchasing our particular assortment of products, as to which we cannot assure you.  In general, achieving market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds, the availability of which we cannot assure you, to create awareness and demand among consumers.

We have limited marketing experience, and have extremely limited financial, personnel and other resources to undertake extensive marketing activities.  Accordingly, no assurance can be given as to the acceptance of any of our products or our ability to generate the revenues necessary to remain in business.

We depend on third parties for supplying our products and shipping them directly to consumers.

We do not own or operate any manufacturing or storage facilities and we are currently dependent on third-party suppliers in other locations, including overseas.  Therefore, we are, and in the future will continue to be, dependent upon our suppliers to ship on a timely basis the products ordered by consumers from our online store.  We also rely on our suppliers to comply with any applicable safety standards and state and local regulatory requirements, if any, at competitive prices.

Should our current suppliers be unable or unwilling in the future to meet our needs for any reason, we would have to find replacement product suppliers, and we cannot assure you that we would be able to do so, in default of which we would lose sales and marketing credibility as well as our ability to generate revenues.

Although we may own various intellectual property rights related to our online store, these rights may not provide us with any competitive advantage.

We use the brand name San West Inc. in our online stores.  We do not own or license rights to the products we sell from our online store.  It is possible that our brand name will infringe on the intellectual property rights of others, and that our assertions of intellectual property rights may not be enforceable or provide protection against competitive products or otherwise be commercially valuable.  Moreover, enforcement of intellectual property rights typically requires time consuming and costly litigation.  There is the possibility that others will independently develop substantially similar products.

Our inability to obtain sufficient financing will harm our development and growth strategy.

We will require substantial amounts of working capital to fund our business.  We currently anticipate that our available funds will be sufficient to meet our anticipated needs for working capital and capital expenditures through the next 12 months.  Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Current Report.  We are uncertain that additional financing will be available to us on favorable terms when required, or at all.  If we are unable to obtain sufficient additional capital when needed, we could be forced to alter our business strategy, delay or abandon some of our development plans.  Any of these events would harm our business, financial condition and results of operation.  In addition, if we raise additional funds through the issuance of equity, equity-linked or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business depends in large part on our ability to manage expansion, control costs in our operations and consolidate dealership acquisitions into existing operations.  This strategy will entail reviewing and potentially reorganizing acquired dealership operations, corporate infrastructure and system and financial controls.  Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

Risks associated with our inability to identify suitable acquisition candidates.

We may be unable to identify acquisition candidates that would result in the most successful combinations or be unable to consummate acquisitions on acceptable terms.  The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, our financial capabilities, the availability of skilled employees to manage acquired companies and general economic and business conditions.

We may be unable to obtain financing for the acquisitions that are available to us.

We are currently attempting to obtain financing for acquisition opportunities through equity investments which will result in material dilution to our existing stockholders.  We may be unable to obtain adequate financing for any acquisition, or that, if available, such financing will be on favorable terms.

The power sports industry is subject to cyclical movements in the economy.

Sales of power sports products, historically have been cyclical, fluctuating with general economic cycles.  During economic downturns, this industry tends to experience similar periods of decline and recession in the same manner as the general economy.  We believe that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability.  We believe that the downturn within the industry in 2007 and to date is attributable to the following factors: (i) higher interest rates and decreased access to credit, as consumers face more stringent requirements in order to obtain financing for purchases; (ii) rising food and energy costs, leaving consumers with less of their income for discretionary spending; and (iii) overall fears of unemployment.  There can be no assurance that the industry will not experience sustained periods of declining sales in the future, and that such decline in sales would not continue to have a material adverse effect on our operations.

We are dependent on foreign manufacturers, particularly from China, for our products.

A significant portion of the products sold by us, as well as the components and accessories for these products are of foreign origin, primarily from China.  Accordingly, we are subject to the import and export restrictions of various jurisdictions and are dependent to some extent on general economic conditions and political relations with these foreign countries, particularly China.  In the event of a severe downturn in the Chinese economy or problems in political or economic relations between the U.S. and China, such as, for example, disputes relating to import duties, subsidies, etc., our business could be materially adversely affected.

Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our lack of operating history, it is difficult to accurately forecast our revenue and we have little historical financial data upon which to base planned operating expenses.  We base our current and future expense levels on our operating plans and estimates of future expenses.  Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services.  Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands based on seasonal fluctuations and consumer trends, the degree of utilization of our advertising services as well as the mix of products and services sold.  As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall.  This inability could cause our net losses in a given quarter to be greater than expected.

Our success depends on our ability to attract and retain high quality management and employees.

We face significant competition in the recruitment of qualified employees.  We also rely on the services of independent contractors for marketing and sales.  Our business may suffer if we are unable to recruit or retain a sufficient number of qualified employees, the costs of employee compensation or benefits increase substantially or the costs of outsourcing certain tasks to third party providers increase substantially.  In addition, we will likely expend resources in training new employees and should we experience a high turnover during the course of our business, we may incur additional recruiting and training costs and our business may suffer.

Our officers and directors are engaged in other activities that could have conflicts with our business interests.

The potential for conflicts of interest exists among San West and affiliated persons for future business opportunities that may not be presented to us.  Our officers and directors may engage in other activities.  Our officers and directors may have conflicts of interests in allocating time, services, and functions between the other business ventures in which those persons may be or become involved.  Our officers and directors, however, believe that we will have sufficient staff, consultants, employees, agents, contractors, and managers to adequately conduct our business.

Risks Related to Our Common Stock

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its price of $0.15 per share on the date of this Current Report, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The former San West Stockholders currently own approximately 80 percent of our voting stock, in the aggregate, and, as a result, will have significant influence over stockholder decisions.

The former San West Stockholders presently control the right to vote more than 80 percent of all of our issued and outstanding common stock.  As a result of such ownership concentration, the stockholders will have significant influence over the management and affairs of our business, and will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of our business.  This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

The elimination of monetary liability against our directors under our articles of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions that eliminate the liability of our directors for monetary damages to San West and our stockholders.  Our bylaws also require us to indemnify our officers and directors.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in San West incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage San West from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees, even though such actions, if successful, might otherwise benefit us and our stockholders.

Anti-takeover provisions may impede the acquisition of San West.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.  These provisions are intended to encourage any person interested in acquiring San West to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction.  As a result, certain of these provisions may discourage a future acquisition of San West, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•

That a broker or dealer approves a person’s account for transactions in penny stocks; and

•

That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

Sets forth the basis on which the broker or dealer made the suitability determination; and

•

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The occurrence of these patterns or practices could increase the volatility of our share price.  Although we do not expect to be in a position to dictate the behavior of the market or broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our stock.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the United States Securities and Exchange Commission (the “SEC”).  We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our shares of common stock, which could adversely affect the market price of our shares of common stock.

We may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies.  We may not be able to obtain financing on favorable terms, if at all.  If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock.  If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

We may have difficulty raising necessary capital to fund operations as a result of market price volatility for our shares of common stock.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets.  The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Current Report, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of San West, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•

Whether or not markets for our products develop and, if they do develop, the pace at which they develop;

•

Our ability to attract and retain the qualified personnel to implement our growth strategies;

•

Our ability to fund our short-term and long-term financing needs;

•

Competitive factors;

•

General economic conditions;

•

Changes in our business plan and corporate strategies; and

•

Other risks and uncertainties discussed in greater detail in the sections of this Current Report, including those captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning San West and our business made elsewhere in this Current Report as well as other pubic reports filed with the SEC.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this Current Report to reflect new events or circumstances unless and to the extent required by applicable law.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are:

Name	Age	Position(s)	Position(s) Held Since
Frank J. Drechsler	42	Chief Executive Officer and Chairman of the Board	2009
Bryan Britton	48	Chief Financial Officer and Director	2009
Todd M. Pritcher	38	Secretary	2009

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The number of the directors may be fixed from time to time by resolution duly passed by our board.  Our board has fixed the number of our directors at two.  At present we have two directors.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal.  Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office.  The directors elect officers annually.  There are no family relationships among our directors and officers.

We may employ additional management personnel, as our board of directors deems necessary.  We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for our directors and executive officer is set forth below.

Frank J. Drechsler has been our chief executive officer, president, treasurer and one of our directors since our inception, and served as our corporate secretary until July 2005.  Since 2002, Mr. Drechsler has been an officer and director of Krinner USA, Inc., a privately-held Nevada corporation (“Krinner”) which markets and sells Christmas tree stands designed in Germany.  Mr. Drechsler also works as a sales agent for Krinner but receives no compensation from Krinner when its products are sold on our online store.  Since July 2001, Mr. Drechsler has also been the president, secretary and a director of Finger Tip Drive, Inc., a Nevada corporation, which provides online computer data storage services.  From October 1998 to May 2001, Mr. Drechsler was the president and a director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow.  In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations.  During 1997, Mr. Drechsler was self-employed as a consultant and helped start up companies develop sales and marketing programs.  From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution.

Mr. Drechsler graduated from California State University, Fullerton with a Bachelor of Science degree in International Business in 1992.  Mr. Drechsler was previously an officer and director of Zowcom, Inc. a Nevada corporation, JPAL, Inc., a Nevada corporation, and Expressions Graphics, Inc., a Nevada corporation, all of which are reporting companies.  Mr. Drechsler is not an officer or director of any other reporting company.

Bryan Britton has been our chief financial officer since June 2009.  Mr. Britton co-founded LGR with our chief executive officer and president, Frank J. Drechsler, on August 12, 2008.  Between August 2004 and June 2007, Mr. Britton worked to develop aftermarket turbo kits, king shocks and other high performance accessories for the imported market.  In August 2004, Mr. Britton founded Letz Go Racing Off-Road Center in Lake Havasu City, Arizona, strictly importing off-road mini buggies, and managing operations.  In June 1980, Mr. Britton founded Britton’s Unique Auto Service, Inc., d.b.a. Britton’s Automotive Group in Huntington Beach, California.  Mr. Britton graduated with a master degree in all phases of automotive, service, repair and diagnosis from the Arizona Automotive Institute in Glendale, Arizona in 1979.  He also holds a master ASE certification.

Todd M. Pritcher has been our secretary since June 2007.  He also currently serves as Chairman of the Board of Superclick since October 2003.  Mr. Pritcher is also Managing Director of Comprehensive Communications, a professional services and business consulting firm.  Mr. Pritcher has also served in the Executive Management in an interim capacity for 4Dcard, Inc. from March 2002 through July 2003.  Mr. Pritcher has several years experience in investment banking, business consulting and equity research, serving as Director of Equity Research at Equity Securities in Golden Valley, Minnesota, and several other regional investment banking firms.  Mr. Pritcher has B.A. in Philosophy from the University of California at Berkeley and has attended graduate school at the University of California at Santa Barbara and Claremont Graduate School.

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors.  However, we have adopted charters for these committees, in the event that we elect to implement them.  Copies of the charters for each proposed committee are attached to this Current Report as exhibits.

The responsibilities of these committees are fulfilled by our board of directors and all of our directors participate in such responsibilities, none of whom is “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as our financial constraints have made it extremely difficult to attract and retain qualified independent board members.  In addition, we do not currently have an “audit committee financial expert” as such term is defined in the Securities Act.  Since we do not have any of the subject committees, our entire board of directors participates in all of the considerations with respect to our audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

•

A director who is, or at any time during the past three years was, employed by the company;

•

A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.  Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d).

•

A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

•

A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•

A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of our board of directors at a later date, depending upon our ability to reach and maintain financial stability.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee.  The board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our size and the size of our board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•

The appropriate size of our board of directors;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

•

Experience in political affairs;

•

Experience with accounting rules and practices; and

•

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests as well as our stockholders.  In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the board are polled for suggestions as to individuals meeting the criteria described above.  The board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.  The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees and directors and a Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions, copies of which have been filed with this Current Report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

The following describes transactions, in addition to the employment and consulting agreements described above, to which Human BioSystems was a party and in which any of our directors, officers, or significant stockholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

We purchased the patents for a disposable vaginal disease test product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998.  The patent “Vaginal Testing Applicator and Method,” Patent Number 4,784,158, was issued November 15, 1988, and the patent “Body Cavity Specimen Collecting and Testing Apparatus,” Patent Number 4,945,921, was issued August 7, 1990.  Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force.  We also agreed to pay Mr. Okimoto a royalty payment of five percent of gross sales of Phemtest for the next five years.  The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash.  This agreement has been terminated, pursuant to the Plan and Agreement of Triangular Merger discussed above.

Environmental BioMass Energy, Inc. Transactions

In March 2007, Human BioSystems entered into a loan agreement with Dr. Larry McCleary, a member of the board of directors of Human BioSystems.  Dr. McCleary agreed to loan Human BioSystems the sum of $500,000 for a term of two years from March 21, 2007, with a closing cost of $1,717.95 to be added into the first month’s interest payment.  The loan provided for interest at the rate of 9.25 percent per annum and provided for interest-only monthly payments with a balloon payment at the end of the term for the principal amount.  Human BioSystems issued 100,000 shares of its restricted common stock and warrants to purchase 900,000 shares of its common stock valued at $30,000 to the Dr. McCleary for loan fees.

In February, 2008, Human BioSystems entered into an agreement to restructure the loan agreement with Dr. McCleary to transfer $300,000 of the original principal loan amount to a return formula from the its Corcoran project and maintain $200,000 under the original terms of the loan agreement.  Dr. McCleary agreed to accept 2.1 million shares of Human BioSystems common stock as payment of interest owed to him through March, 2008 valued at approximately $27,000.

In April, 2008, Human BioSystems entered into an addendum to the loan re-structuring agreement signed in February of 2008 that increased the shares to be issued under the addendum from 2,100,000 to 2,500,000 shares of Human BioSystems common stock to offset interest beyond March, 2008 until the value of the shares applied to the interest is consumed.  The value of the 400,000 additional shares was $4,000.  The 2.5 million shares were issued on April 25, 2008.  In November 2008, Dr. McCleary agreed to convert the total loan and investment amount of $500,000 to shares of Environmental BioMass Energy, Inc. out of the shares owned by Human BioSystems.  2,000,000 shares of Environmental BioMass Energy common stock were issued to Dr. McCleary out of the shares owned by Human BioSystems.

In January 2008, Human BioSystems entered into an investment agreement with Dr. David Winter, one of its officers.  Dr. Winter agreed to invest $100,000 in Human BioSystems in exchange for a return on investment formula.  The original investment was to be returned upon Human BioSystems receiving distribution from its proposed ownership of a waste to energy project being formalized at that time.  An additional aggregate of three times the original investment was to be paid by Human BioSystems from future distributions to Human BioSystems from operations.  Human BioSystems was to reserve 20 percent of distributions received by Human BioSystems from the waste to energy project for this purpose.

In November 2008, Human BioSystems received an additional loan in the amount of $10,000 from Dr. Winter.  He agreed to convert this loan amount of $10,000 and the $100,000 invested under the agreement made in November 2008 to common shares of Environmental BioMass Energy, Inc. owned by Human BioSystems. 440,000 shares of Environmental BioMass Energy were issued to the Dr. Winter out of the shares owned by Human BioSystems.

The agreements between Dr. McCleary and Dr. Winter with Human BioSystems shall be assumed by third parties pursuant to Attachment E to the Plan and Agreement of Triangular Merger discussed above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the SEC.  Such persons are also required to furnish us with copies of all forms so filed.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, we are not aware of any persons who during the year ended December 31, 2008, were directors, officers, or beneficial owners of more than 10 percent of our common stock, and who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during such fiscal year.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this Current Report, information concerning ownership of our securities by:

•

Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

•

Each director;

•

Each named executive officer; and

•

All directors and officers as a group.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned (2) Number Percent
Frank J. Drechsler (3)	6,002,356	33.16
Bryan Britton (4)	1,000,000	5.52
Todd M. Pritcher (5)	-0-	-0-
All directors and officers as a group (2 persons)	7,002,356	38.68
Vladimir Cood	2,460,000	13.59
Steven Warfield	1,200,000	6.63

(1)

Unless otherwise indicated, the address for each of these stockholders is c/o San West, Inc., 10350 Mission Gorge Road, Santee, California 92069.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common stock beneficially owned.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC.  For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding is 18,099,705 as of June 5, 2009.

(3)

Mr. Drechsler is our chairman and chief executive officer.

(4)

Mr. Britton is our chief financial officer.

(5)

Mr. Pritcher is our secretary.

As indicated in the table above, our executive officers and directors beneficially own, in the aggregate, 38.68 percent of our outstanding common stock.  As a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets.  This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•

The operation of which may at a subsequent date result in a change in control of San West; or

•

With respect to the election of directors or other matters.

DESCRIPTION OF SECURITIES

As stated above, we intend to change our name from Human BioSystems to San West, Inc. and to change our domicile from California to Nevada by means of a merger between Human BioSystems and San West as soon as possible.  San West will be the surviving corporation, and its articles of incorporation and bylaws in existence on the date of such merger will be our articles of incorporation and bylaws going forward.  Copies of the San West articles of incorporation and bylaws are attached to his Current Report as exhibits.  The discussion following with respect to our capital stock pertains to San West following the merger of Human BioSystems into San West.  Consequently, the authorized capital stock of San West following the merger with Human BioSystems to change our name and our domicile from California to Nevada will consist of 400,000,000 shares of common stock, par value $0.001 per share,  18,099,705 shares of which will be issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.001 per share, none of which will be issued or outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors.  Our stockholders do not have cumulative voting rights.  Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of legally available funds.  Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding.  The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.  All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights.  The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock.  The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters.  The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock.  Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of San West.

Transfer Agent

The transfer agent of our common stock is First American Stock Transfer, Inc., 4747 7th Street, Suite 170, Phoenix, Arizona 85014, telephone (602) 485-1346, and facsimile (602) 485-4091.

CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

General

As stated above, we intend to change our name from Human BioSystems to San West, Inc. and to change our domicile from California to Nevada by means of a merger between Human BioSystems and San West as soon as possible.  San West will be the surviving corporation, and its articles of incorporation and bylaws in existence on the date of such merger will be our articles of incorporation and bylaws going forward.  Copies of the San West articles of incorporation and bylaws are attached to his Current Report as exhibits.  The discussion following with respect to our capital stock pertains to San West following the merger of Human BioSystems into San West.

Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action.  These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of San West are managed under the direction of our board of directors, which currently consists of two members.  The number of directors may be fixed and may be altered from time to time by the board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Subject to any rights of the holders of preferred stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

Meetings of Stockholders

Except as otherwise required by law and subject to the rights of the holders of the preferred stock, special meetings of stockholders may be called only by:

•

Our chairman of the board.

•

Our chief executive officer.

•

Our president.

•

The holders of at least 10 percent of all the shares entitled to vote at the proposed meeting.

•

The board of directors pursuant to a duly authorized resolution.

Special stockholder meetings may not be called by any other person or in any other manner.  Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.

The next annual meeting of our stockholders will be held in 2009, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our articles of incorporation provide that any director or officer of San West shall not be personally liable to us or our stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, the provision shall not eliminate or limit the liability of a director or officer:

•

If it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or

•

Under the Nevada Revised Statutes.

Indemnification.  Our articles of incorporation provide that San West may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of San West, by reason of the fact that he is or was a director, officer, employee or agent of San West, or is or was serving at the request of San West as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

•

Is not liable pursuant to Section 78.138 of the NRS; or

•

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of San West, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of San West, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to San West or for amounts paid in settlement to San West, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

Determination of Discretionary Indemnification.  Any discretionary indemnification pursuant to our articles of incorporation, unless ordered by a court or advanced pursuant to our articles of incorporation , may be made by San West only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

•

By the stockholders;

•

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by San West as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by San West.

Mandatory Indemnification.  To the extent that a director, officer, employee or agent of San West has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in our articles of incorporation, or in defense of any claim, issue or matter therein, San West shall indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Non-Exclusivity.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to our articles of incorporation:

•

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to our articles of incorporation, or for the advancement of expenses made pursuant to our articles of incorporation may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

•

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

Insurance.  San West may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of San West, or is or was serving at the request of San West as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not San West has the authority to indemnify him against such liability expenses.

Amendment of Bylaws

Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes.  As permitted by the Nevada Revised Statutes, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of San West.  To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless our directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions.  Other than as disclosed in “Description of Business – Legal Proceedings” in this Current Report, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MARKET PRICE OF AND DIVIDENDS ON
THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the OTCBB since May 18, 1999 under the symbol “HBSC.OB.”  Prior to that date, our common stock was not actively traded in the public market.  Since October 2001, our common stock has also been traded on the Berlin Stock Exchange under the symbol “HYT.”  Due to an 80 for one reverse split of the shares of the Human BioSystems Common Stock which occurred on March 4, 2009, our shares have traded under the symbol “HBSY.OB.”

The following table sets forth, without taking into consideration the 80 for one reverse split of our shares for the periods indicated, the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Quarter Ended:
March 31, 2007 June 30, 2007 September 30, 2007 December 31, 2007 March 31, 2008	$0.09 $0.06 $0.04 $0.01 $1.04	$0.08 $0.06 $0.03 $0.01 $0.96
Quarter Ended:
March 31, 2008 June 30, 2008 September 30, 2008 December 31, 2008 March 31, 2009	$0.01 $0.01 $0.01 $0.002 $0.09	$0.01 $0.01 $0.01 $0.001 $0.09

The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on June 4, 2009, was $0.15, after taking into consideration the 80 for one reverse split of our shares.  We currently have 18,099,705 shares of our common stock issued and outstanding, which are held of record and beneficially owned by 281 persons.

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

San West is, and has always been a privately-held company and is now our wholly-owned subsidiary.  There is not, and never has been, a public market for the securities of San West.  San West has never declared or paid any cash dividends on its capital stock.  In addition, there has never been a trading market for San West’s common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this Current Report.

ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

We intend to furnish our security holders with an annual report that contains audited financial statements.

Item 3.02.

Unregistered Sales of Equity Securities.

In connection with the Merger, each share of the issued and outstanding San West Common Stock immediately prior to the Effective Date of the Merger had the right to receive 3.16 shares of Human BioSystems Common Stock.  As a result, 13,079,264 shares of Human BioSystems Common Stock were issued to the San West Stockholders on June 5, 2009.  In addition, 817,454 shares of the Human BioSystems Common Stock were issued to Dutchess Advisors, LLC as a finders fee.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  All of the San West Stockholders took their securities for investment purposes without a view to distribution and had access to information concerning Human BioSystems and our business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of the shares of Human BioSystems Common Stock.  Our securities were issued only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.  See Item 2.01, above

All of the San West Stockholders who received shares of Human BioSystems Common Stock as a result of the Merger were provided with access to the filings of Human BioSystems with the SEC, including the following:

•

Human BioSystems’ annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the San West Stockholders in writing, a copy of Human BioSystems’ most recent Form 10-K under the Exchange Act.

•

The information contained in an annual report on Form 10-K under the Exchange Act.

•

The information contained in any reports or documents required to be filed by Human BioSystems under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•

A brief description of the securities being offered, and any material changes in Human BioSystems’ affairs that are not disclosed in the documents furnished.

Item 5.01.

Changes in Control of Registrant.

See Item 2.01, above.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Harry Masuda, David Winter, Paul Okimoto, and Luis Toledo resigned as officers and directors of Human BioSystems as of June 5, 2009.  There was no known disagreement with Messrs. Masuda, Winter, Okimoto, and Toledo on any matter relating to our operations, policies, or practices.  Frank J. Drechsler remains as our president and chief executive officer.  Pursuant to the terms of the Plan of Merger, Frank J. Drechsler, Bryan Britton, and Todd M. Pritcher were elected as new directors and officers of Human BioSystems, as of the Effective Date.  See Item 2.01, above.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

It is not practicable to file the required historical financial statements of Human BioSystems, a California corporation (the “registrant”), Human BioSystems Acquisition Company, a Nevada corporation (the “Subsidiary”), and San West, Inc., a Nevada corporation (“San West”) at this time.  Accordingly, pursuant to Item 9.01(a)(4) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(b)

Pro forma financial information.

It is not practicable to file the required historical financial statements of Human BioSystems, a Nevada corporation (the “registrant”), Human BioSystems Acquisition Company, a Nevada corporation (the “Subsidiary”), and San West, Inc., a Nevada corporation (“San West”) at this time.  Accordingly, pursuant to Item 9.01(b)(2) of Form 8-K, the registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

(c)

Shell company transaction.

Not applicable.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
2.1*	Plan and Agreement of Triangular Merger between Human BioSystems, Human BioSystems Acquisition Company, and San West, Inc. dated April 3, 2009.
3.1*	Amended and Restated Articles of Incorporation of Human BioSystems filed with the Secretary of State of California on June 14, 2007.
3.2**	Bylaws of Human BioSystems adopted February 26, 1998, filed as Exhibit 2.2 to Form 10SB12G on December 8, 1999, Commission File Number 000-28413.
3.3*

Articles of Incorporation of Human BioSystems Acquisition Company filed with the Secretary of State of Nevada on June 3, 2009, as described in the Plan and Agreement of Triangular Merger between Human BioSystems, Human BioSystems Acquisition Company, and San West, Inc. dated April 3, 2009, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 7, 2009.

3.4*

Bylaws of Human BioSystems Acquisition Company adopted on June 3, 2009, as described in the Plan and Agreement of Triangular Merger between Human BioSystems, Human BioSystems Acquisition Company, and San West, Inc. dated April 3, 2009, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 7, 2009.

3.5*	Articles of Incorporation of San West, Inc. filed with the Secretary of State of Nevada on July 17, 2001.
3.6*	Bylaws of San West, Inc.

3.7*	Articles of Merger filed with the Secretary of State of Nevada effective June 5, 2009.
10.1*	Charter of the Audit Committee of San West, Inc.
10.2*	Code of Business Conduct of San West, Inc.
10.3*	Code of Ethics for Senior Executive Officers and Senior Financial Officers of San West, Inc.
10.4*	Charter of the Compensation Committee of San West, Inc.
10.5*	Corporate Governance Principles of the Board of Directors of San West, Inc.
10.6*	Charter of the Executive Committee of the Board of Directors of San West, Inc.
10.7*	Charter of the Finance Committee of San West, Inc.
10.8*	Charter of the Governance and Nominating Committee of San West, Inc.
10.9*	Reporting Financial Integrity Concerns.
10.10*	Form of Subscription Agreement executed by the San West Stockholders.
21.1*	Subsidiaries of the Registrant.

____________

*

Filed herewith.

**

Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2009	HUMAN BIOSYSTEMS

By /s/ Frank J. Drechsler
Frank J. Drechsler, Chief Executive Officer